EXHIBIT 10

                           PURCHASE AND SALE AGREEMENT

                  THIS PURCHASE AND SALE AGREEMENT made as of the 4th day of October, 1999 ("Contract") between INVESTMENT PROPERTIES ASSOCIATES, L.P., a New York limited partnership, having an office c/o Helmsley-Spear, Inc., 60 East 42nd Street, New York, New York 10165, (hereinafter called the "Seller"), and 1440 BROADWAY PARTNERS LLC, a Delaware limited liability company, having an office at 230 Park Avenue, New York, New York 10169 (hereinafter called the "Purchaser").

                              W I T N E S S E T H :

      Seller and Purchaser hereby covenant and agree as follows:

      1. Subject of Sale. Seller agrees to sell and Purchaser agrees to purchase upon the terms and conditions set forth herein the following (collectively, the "Property"):

      (a) That certain parcel of land described on Schedule A annexed hereto and made a part hereof, together with the building and improvements erected thereon, which parcel of land and the building and improvements erected thereon are hereinafter called the "Premises";

      (b) All right, title and interest of Seller, if any, in and to (i) any land lying in the bed of any streets, roads or avenues opened or proposed, in front of or adjoining the Premises, to the center line thereof, (ii) all strips, gores, easements, rights of way, air space or development rights, reservations, privileges, appurtenances and all other rights pertaining to

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the Premises and (iii) any awards or proceeds unpaid as of the date hereof for any taking by condemnation or any damage to the Premises by reason of a change of grade of any streets or highways. Upon the Closing (as hereinafter defined), Seller shall execute and deliver to Purchaser all proper instruments for the conveyance of such title and the assignment and collection of any such awards and proceeds;

      (c) All right, title and interest of Seller, if any, in and to fixtures, machinery, equipment, furnishings, appliances, supplies, operational books and records, tenant files and tenant correspondence pertaining to the Premises and located at the Premises or otherwise in Seller's possession and control, and other personal property attached to or appurtenant to the Premises or used principally in connection with the operation or maintenance of the Premises (the "Personalty"), but no part of the "Purchase Price" (as hereinafter defined) shall be deemed to be paid for such Personalty;

      (d) The Service Contracts (as hereinafter defined) which are designated by Purchaser to remain in effect after the Closing pursuant to Section 5(c) below;

      (e) The Space Leases (as hereinafter defined) and the Security Deposits (as hereinafter defined); and

      (f) Any other interest of Seller in and to the Premises or pertaining thereto, including without limitation, all of Seller's right, title and interest, if any, in and to the following (collectively, "Other Interests"):

                        (i) Any name, trade name, trademark, service mark or logo (and all goodwill associated therewith) by which the Premises or any part thereof may be known or which may be used in connection with the

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                        Premises and all other fictitious names used on the date
                        hereof  or  which   Seller  has  the  right  to  use  in
                        connection  with  the  ownership,   use,   occupancy  or
                        operation  of  the  Premises   (collectively,   "Names")
                        together with all registrations, if any, for such Names;

                        (ii) Any, bond, guaranty, warranty or repair agreements now existing and outstanding concerning the Premises or any part thereof, including without limitation, any bond, guaranty or warranty (including, any fidelity bonds) relating to construction, use, maintenance, occupancy or operation of the Premises and the Personalty, subject to any limitation contained in each such bond, guaranty and warranty;

                        (iii) Any licenses, permits, franchises, approvals and certificates of governmental authorities relating to the ownership, use, maintenance, occupying or operation of any part of the Premises;

                        (iv) Any surveys of, and plans and specifications relating to, the Premises;

                        (v) Any awards unpaid as of the date hereof for any taking by condemnation and not used or applied by Seller to the restoration of the Premises in accordance with this Contract; and

                        (vi) Any proceeds unpaid as of the date hereof for any damage to the Premises by reason of fire or other casualty and not used or applied by Seller to the restoration of the Premises in accordance with this Contract.

      2. Purchase Price.

      (a) The purchase price for the Property is One Hundred Fifty Two Million and 00/100 Dollars ($152,000,000.00) (the "Purchase Price") payable by the Purchaser as follows:

      (i) Twelve Million and 00/100 Dollars ($12,000,000.00) (together with any interest earned thereon, the "Initial Deposit") on the signing of this Contract by
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electronic wire transfer to the bank account of Stadtmauer  Bailkin LLP ("Escrow
Agent") pursuant to wiring instructions previously given to Purchaser, receipt of which funds is hereby acknowledged by Escrow Agent;

      (ii) If Purchaser shall have postponed the Closing pursuant to the provisions of Section 14(a) below, then, on or before November 1, 1999, an additional Four Million and 00/100 ($4,000,000.00) Dollars (the "Additional Deposit"; the Initial Deposit and the Additional Deposit [to the extent delivered in accordance with the terms hereof], together with interest earned thereon, is hereinafter referred to, collectively, as the "Deposit"), by electronic wire transfer to the escrow account of Escrow Agent pursuant to wiring instructions previously given to Purchaser, TIME BEING OF THE ESSENCE with respect to such November 1, 1999 payment date for the Additional Deposit, if Purchaser shall so postpone the Closing; and (iii) At the Closing, the Purchase Price minus the Deposit, subject to apportionments pursuant to Article 6 hereof, payable by electronic wire transfer pursuant to wiring instructions to be given by Seller to Purchaser at least three (3) business days prior to the Closing.

      3. "Subject To" Provisions.

      Title to the Premises is to be delivered to Purchaser subject only to those matters referred to in Schedule B attached hereto and made a part hereof.

      4. Space Leases.

      For purposes of this Contract, the following terms shall have the meanings indicated:

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      (A)   "Existing  Space  Leases"  means  the  leases  and  other  forms  of occupancy agreements, if any, entered into by or on behalf of Seller or any predecessor in interest to Seller with respect to the Premises (including all modifications and amendments thereto and any guaranties or other collateral agreements pertaining thereto) for space in the Premises which are in effect on the date of this Contract and listed on Schedule C-2 annexed hereto.

      (B) "Existing Space Tenants" means the lessees and other permitted occupants under the Existing Space Leases, which lessees and occupants are listed on Schedules C-1 and C-2 annexed hereto. For purposes of this Contract, Existing Space Tenants shall include tenants listed in Schedules C-1 and C-2 whose occupancy is on a month-to-month basis after the expiration date of their leases.

      (C) "Space Leases" means, collectively, the Existing Space Leases and the New Space Leases (as hereinafter defined), except for those Existing Space Leases or New Space Leases which have expired prior to Closing or have been terminated in accordance with this Contract or pursuant to their terms (other than as a result of a default by the landlord or tenant thereunder, except if such termination is approved by Purchaser in accordance with the terms of this Contract).

      (D) "Space Tenants" means the lessees and other permitted occupants under the Space Leases.

      (E) "New Space Leases" means all new leases and other forms of occupancy agreements (including all modifications and amendments thereto and any

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            guaranties or other collateral  agreements  pertaining  thereto) for space in the Premises which are entered into by or on behalf of Seller after the date of this Contract in accordance with the provisions of this Contract.

      (F) "New Space Tenants" means the lessees and other permitted occupants under the New Space Leases.

            With respect to the Existing Space Leases:

      (a) Purchaser represents that it has examined originals or copies of the Existing Space Leases as made available by Seller to Purchaser for review prior to execution of this Contract and Purchaser or Purchaser's attorney has initialed such Existing Space Leases. If there be any discrepancy between Existing Space Leases, as so examined and initialed, and the information pertaining thereto as listed on Schedules C-1 and C-2, the Existing Space Leases shall be controlling and such discrepancy shall not prejudice Seller or Purchaser or affect any liability of Seller or Purchaser hereunder.

      (b) Purchaser acknowledges that, except as expressly set forth herein, (i) no representation has been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Premises, or any part thereof, by Existing Space Tenants, or any of them and (ii) Seller does not undertake or guarantee that Existing Space Tenants or New Space Tenants, if any, or any of them, will be in occupancy at the Closing. Prior to the Closing, Seller shall promptly notify Purchaser of any written notices of default sent to Space Tenants, or any of them, and, subject to Purchaser's prior written consent, Seller may enforce its rights against such defaulted Space Tenants by summary proceedings or in any other manner

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approved by  Purchaser.  Purchaser  agrees that,  except as expressly  set forth herein, the removal, prior to the Closing, of any Space Tenants, of their own volition and without the consent of Seller, or by summary proceedings approved by Purchaser or otherwise approved by Purchaser, shall not be the basis for, nor give rise to any claim on the part of Purchaser nor affect the obligations of Purchaser under this Contract in any manner whatsoever.

                  5.       Modification and Renewal of Space
                           Leases and New Space Leases; Covenants, Etc.

                  (a) Without obtaining the prior written consent of Purchaser and except as provided below, (i) Seller will not make any modification of any Space Lease(s) nor enter into any New Space Lease or renewal of any Existing Space Lease or New Space Lease, (ii) Seller shall not terminate or cancel, or agree to the termination or cancellation of any Space Lease, (iii) Seller shall not consent to any assignment or subletting in connection with any Space Lease or grant any other material consent thereunder, (iv) Seller shall not grant any concession or rent abatement with respect to any Space Lease, (v) Seller shall not commit to do any work for any Space Tenant which may be binding upon Purchaser or the Property (it being agreed by Seller that any such work shall be completed by Seller prior to Closing), (vi) Seller shall not grant any Space Tenant any option with respect to the Property and (vii) Seller shall not apply or release the Security Deposits or any portion thereof (collectively, clauses
(i) through (vii) being hereinafter referred to as the "Lease Transactions"). If Purchaser shall fail to notify Seller that it consents to or refuses to consent to any such Lease Transaction within five (5) business days after Seller's notice to Purchaser of

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such proposed Lease  Transaction  (together  with a copy of all documents  which shall be used to effectuate such Lease Transaction and any other information reasonably requested by Purchaser in order for Purchaser to consider such Lease Transaction), then it shall be deemed that Purchaser has given consent. Notwithstanding the preceding portions of this Section 5(a), Seller may, without first obtaining Purchaser's consent thereto, (i) renew or extend any Existing Space Lease or New Space Lease pursuant to the exercise of any right of renewal or extension by the tenant under the terms of any Existing Space Lease or New Space Lease; provided, however, that, except to the extent that the same are expressly fixed by the terms of such Existing Space Lease or New Space Lease, the material economic terms of any such renewal or extension shall be subject to the prior written consent or Purchaser or (ii) enter into any modification or amendment of any Existing Space Lease or New Space Lease that is required pursuant to the terms of such Existing Space Lease or New Space Lease or that is entered into to effectuate or memorialize the exercise of any right or option contained in such Existing Space Lease or New Space Lease; provided, however, that, except to the extent that the same are expressly fixed by the terms of such Existing Space Lease or New Space Lease, the material economic terms of any such right or option or other modification or amendment shall be subject to the prior written consent of Purchaser. Except to the extent the form of any instrument is expressly and specifically prescribed by an Existing Space Lease, the form of any instrument which memorializes a renewal, extension, modification or amendment shall be


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

subject to the approval of Purchaser, which approval shall not be unreasonably withheld or delayed.

      (b) Provided that the Reletting Expenses (as hereinafter defined) are described in reasonable detail in Seller's request for consent to such Lease Transaction, if Purchaser consents or is deemed to have consented to any such Lease Transaction, then in such event, Purchaser and Seller shall apportion at the Closing the amount, if any, of the brokerage commission and the reasonable legal fees incurred and the reasonable cost of decoration or other work performed or to be performed to suit the subject premises to the tenant's occupancy under the terms of any such Lease Transaction ("Reletting Expenses"), prorated in each case over the portion of the term during which tenant pays rent pursuant to any such Lease Transaction and apportioned as of the Closing (it being understood that any rent free period shall not be taken into consideration in the apportioning of Reletting Expenses).

      (c) From and after the date of this Contract until Closing, Seller covenants as follows:

            (i) Subject to the rights of any Space Tenants, Seller shall give to Purchaser and its authorized representatives access to the Premises and make all books and records (including tenant files) relating to the ownership and operation of the Premises available at reasonable times and upon reasonable prior written notice to Seller. During the period from and after the date hereof up until the Closing and subject to the rights of the Space Tenants under the Space Leases, Purchaser shall have the right to conduct such inspections of the Property and examinations of the books and records relating to the

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Property as Purchaser shall desire. Seller agrees to make available to Purchaser and/or Purchaser's consultants and agents all books, records, contracts, leases, agreements, permits, certificates of occupancy and plans and specifications in Seller's possession and control pertaining to the Property. With respect to the foregoing, the Purchaser hereby acknowledges, covenants and agrees that (1) the foregoing right of the Purchaser to conduct such inspections and examinations shall in no way effect the Purchaser's obligations under this Contract, (2) Purchaser or its representatives or agents shall not conduct or allow any physically intrusive testing of, on or under the Property without obtaining the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed) as to scope of work to be performed and the timing of such work, (3) Purchaser shall cause any person accessing the Property hereunder to be covered by not less than Two Million and 00/100 Dollars
($2,000,000.00)  of  commercial  general  liability   insurance  per  occurrence
insuring all activity and conduct of such person while exercising the right of access, (4) Purchaser or its representatives or agents shall not in the exercise of the right of access granted hereby unreasonably interfere with or permit unreasonable interference with any person using, occupying or providing service at the Premises, including without limitation any Space Tenant at the Premises,
(5) Purchaser shall indemnify, defend and hold Seller, its partners and agents free and harmless from (A) physical damage to the Premises caused by Purchaser or its representatives or agents arising from the access hereby granted or from the inspection and/or testing conducted by or on behalf of Purchaser under this
Section 5(c)(i),  (B) any loss, injury,  damage,  claim,

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lien, cost or expenses, including reasonable attorneys' fees and costs, incurred by Seller arising from the negligence or willful misconduct of Purchaser or its representatives or agents in connection with the access hereby granted or from the inspection and/or testing conducted by or on behalf of Purchaser under this
Section 5(c)(i), and (C) any breach by Purchaser of the provisions of the penultimate sentence of this Section 5(c)(i) and (6) all documents and information regarding the Property of whatever nature made available to Purchaser by Seller or its representatives or obtained by Purchaser or its representatives, as a result of all reports, tests and studies of the Property commissioned by Purchaser other than documents and information that is in the public record or which has been made publicly available (collectively, the "Proprietary Information") shall be deemed proprietary and confidential. Prior to Closing, Purchaser shall not disclose and shall use its good faith efforts to cause its representatives not to disclose any Proprietary Information or any information concerning the Property to any other person; provided, however, Purchaser may disclose (and otherwise make available) Proprietary Information to those person or parties (including without limitation prospective lenders and investors and their respective advisors and counsel) who, in Purchaser's reasonable judgment, need to know such information for the purpose of evaluating the purchase of the Property by Purchaser. In addition, Purchaser shall be entitled to disclose any Proprietary Information which (i) becomes available to Purchaser from a source other than Seller, (ii) was rightfully in the possession of Purchaser prior to its receipt from Seller or (iii) Purchaser is required to disclose by law or by order of a court or governmental agency of competent jurisdiction.

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            (ii) The  Property  shall be  maintained  and  operated  in a manner consistent with Seller's past practices;

            (iii) Without Purchaser's prior written consent, Seller shall not commence, discontinue or settle any suit, action, arbitration or proceeding with respect to the Premises and/or the use, operation and/or maintenance thereof including, but not limited to, any suit, action, arbitration or proceeding relating to the collection of rents or additional rents due Seller from past, present or future tenants of the Premises;

            (iv) Seller shall continue on a timely basis to bill all Existing Space Tenants and New Space Tenants, if any, for any rents and additional rents due and payable by such Existing Space Tenants and New Space Tenants, if any, and at the time of Closing, Seller agrees that all such billings shall be current through the Closing for any rents and additional rents through the Closing, except for any additional rents which Seller customarily bills or adjusts in arrears at the end of the applicable billing period, as to any such billing period which shall end on a date after the date of Closing. Seller shall notify Purchaser in the event any Space Tenant fails to pay its rent or additional rent within one month after such billing date and shall further notify Purchaser in the event any Space Tenant claims any further entitlement to "free" rent, rent concessions, rebates, set-offs, offsets, or rent abatements or other benefits;

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            (v) Seller shall comply with all material obligations accruing under the Existing Space Leases and the New Space Leases during the period from the date hereof through the date of Closing;

            (vi) Seller shall, within ten (10) days after the date of this Contract, request in writing that each tenant under an Existing Space Lease execute and deliver to Seller an estoppel certificate (each, a "Tenant Estoppel Certificate") in the form of Exhibit 1 annexed hereto (with the information called for therein properly completed by Seller for each such Existing Space Lease). Seller shall, promptly after receipt, deliver to Purchaser copies of any Tenant Estoppel Certificates received by Seller. Seller shall deliver to Purchaser (A) promptly after receipt, copies of any other written communications received or (B) promptly after delivery, copies of any other written communications sent by Seller with respect to a request for a Tenant Estoppel Certificate;

            (vii) Seller shall not knowingly and intentionally place any further liens or encumbrances upon the Property;

            (viii) Seller shall, within five (5) business days after receipt (but in any event prior to Closing), give Purchaser copies of any written notices received by Seller from governmental authorities after the date of this Contract relating to any alleged violations of or compliance requirements under any zoning law, ordinance or regulation, or any federal, state or municipal law, ordinance, rule, requirement or regulation;

            (ix) Seller shall not enter into equipment leases, maintenance contracts, union contracts, concession agreements, agency agreements, brokerage agreements or other written contracts or agreements affecting the Property or the operation thereof unless the same are either (x) approved in writing in advance by Purchaser or (y)

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(A) are  cancelable  at Closing  without  payment of a  cancellation  penalty or premium by Purchaser and (B) unless otherwise consented to in writing by Purchaser, are in fact canceled by Seller at or prior to Closing; provided, however, that, without first obtaining Purchaser's consent, Seller may enter into a contract necessary for the performance of repairs necessitated by an imminently hazardous or unsafe condition as provided in Section 5(c)(x) below, but (i) Seller agrees that, to the extent practicable, Seller shall seek Purchaser's input on, and approval of, any such contract, (ii) Seller shall furnish a copy of such contract to Purchaser immediately following execution and
(iii) Seller shall be responsible for all costs associated with the execution and performance of such contract;

            (x) Seller shall not make any material capital improvements, repairs or alterations to or on the Premises, without the prior written consent of Purchaser, which consent with respect to repairs only shall not be unreasonably withheld, delayed or conditioned; provided that in any emergency situation, Seller may, at Seller's expense, without Purchaser's consent, make repairs that are necessary to remedy an imminently hazardous or unsafe condition, provided further that Seller shall give Purchaser notice of such situation as soon as practicable after it arises and shall, to the extent practicable, involve Purchaser in the decision making concerning the repairs to be made ;

            (xi) Seller shall, within five (5) business days after receipt (but in any event prior to Closing), give Purchaser copies of any written notices received by Seller from any tenant under an Existing Space Lease or a New Space Lease pursuant to which

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such tenant exercises any right or option thereunder, alleges a material default on the part of the landlord thereunder or addresses any other material matter;

            (xii) Seller shall, within five (5) business days after receipt (but in any event prior to Closing), give Purchaser copies of any written notices received by Seller with respect to any special assessments or proposed increases in the valuation of the Premises;

            (xiii) Seller shall, within five (5) business days after receipt (but in any event prior to Closing), give Purchaser copies of any written notices Seller receives with respect to any condemnation or eminent domain proceedings affecting the Property;

            (xiv) Seller shall not transfer or remove any of the Personalty, unless the same is replaced prior to Closing with property comparable in quality and utility;

            (xv) Seller shall, on or prior to the date of Closing, terminate all Service Contracts, except for those that Purchaser designates in writing within ten (10) business days after the date hereof as Service Contracts that Purchaser elects to remain in effect following Closing; and

            (xvi) Seller shall, on or prior to the date of Closing, terminate the employment of all Property employees other than union employees employed pursuant to the Union Agreement (as defined in Article 31 below).

      (d) With respect to utilities servicing the Premises which are not payable directly by any Space Tenants, as of the Closing date, Seller shall close its accounts with the public utilities companies and collect any deposits previously deposited with such public utilities companies, if any, and Purchaser shall open its own accounts with respect to such


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utilities.  Notwithstanding the foregoing, Purchaser hereby acknowledges that it shall be liable for any and all utilities' charges affecting the Premises and accruing from and after the Closing, and Seller acknowledges that it shall be liable for any and all utilities' charges affecting the Premises and accruing prior to the Closing; it being agreed that the provisions of this sentence shall survive the Closing.

      6. Apportionments.

      The following are to be apportioned at the Closing (except as otherwise provided for herein, the apportionments shall be made in accordance with the customs in respect to Title Closing Recommended by The Real Estate Board of New York, Inc.):

      (a) Rents and additional rents under the Space Leases, if, as and when collected.

            (i) As to any Space Leases that provide for the payment of additional rent based upon a percentage of the Space Tenant's business during a specified annual or other period, or provides for so-called "escalation rent" based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (which such additional rent and "escalation rent" are collectively called "Overage Rent"), if the Closing shall occur prior to the time when any such Overage Rent is paid, then such Overage Rent for the applicable accounting period in which the Closing occurs shall be apportioned subsequent to the Closing. Purchaser agrees that it will receive in trust and pay over to Seller the proportion of such Overage Rent (net of any collection expenses fairly allocable thereto) that the portion of such accounting period during which the Seller owned the Premises bears to the entire such accounting period. As to any Overage Rent in respect to an accounting period that shall have expired prior to the Closing but which shall become payable after the Closing, Purchaser agrees that it will receive and hold in trust such Overage Rent and pay the entire amount (net of any collection expenses fairly allocable thereto) over to Seller upon receipt thereof. Any Overage Rent received after the Closing shall first be applied to the accounting period during which Closing occurs, then be applied to the accounting period in which received and then to any period that shall have expired prior to the Closing. Seller shall furnish to Purchaser all information (including the form of the bill to be rendered) necessary for the billing of such Overage Rent. Purchaser shall bill tenants who owe Overage Rent for periods prior to the Closing on a monthly basis for a period of six (6) consecutive months following the Closing and shall use commercially reasonable efforts to collect such past due Overage Rent; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings or to terminate any Space Lease to collect any such past due Overage Rent or to expend any funds in such collection efforts. Notwithstanding the foregoing, if Purchaser shall be unable to collect such past due Overage Rent during such six (6) month period, Seller shall thereafter (but not prior thereto) have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies (including the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants or to terminate any Space Lease. Seller shall promptly furnish Purchaser with notice (and copies of any filings) of any action or proceeding commenced by Seller in accordance with the immediately preceding sentence. If, prior to the Closing, Seller shall collect any sums on account of Overage Rent for a year or other period, or any portion of such year or other period, ending subsequent to the Closing, such sum shall be apportioned at the Closing as of the date of Closing. If, after the Closing, Seller shall collect any sums on account of Overage Rent for a year or other period, or any portion of such year or other period, ending subsequent to the Closing, Seller shall promptly notify Purchaser and remit to Purchaser the portion thereof (or all, if applicable) to which Purchaser shall be entitled.

            (ii) To the extent that any portion of Overage Rent is required to be paid monthly or periodically by Space Tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such Space Tenants, then such portion of the Overage Rent shall be prorated between Seller and Purchaser at the Closing based on such estimated payments (i.e., with Seller entitled to retain all monthly or other periodic installments of such amounts paid with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs, Seller to pay to Purchaser at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and Seller and Purchaser to apportion as of the Closing date all monthly or other periodic installments of such amounts with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s)
of final calculation and collection from (or refund to) each Space Tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between Seller and Purchaser as of the Closing date. If, with respect to any Space Tenant, the recalculated Overage Rent exceeds the estimated amount paid by such tenant, (i) the entire excess shall be paid by Purchaser to Seller, if the accounting period for which such recalculation was made expired prior to the Closing and (ii) such excess shall be apportioned between Seller and Purchaser as of the Closing date (on the basis described in the introductory paragraph of this Section 6), if the Closing occurred during the accounting period for which such recalculation was made, with Purchaser's paying to Seller the portion of such excess which Seller is so entitled to receive. If, with respect to any Space Tenant, the recalculated Overage Rent is less than the estimated amount paid by such Space Tenant, (1) the entire shortfall shall be paid by Seller to Purchaser, if the accounting period for which such recalculation was made expired prior to the Closing and (2) such shortfall shall be apportioned between Seller and Purchaser as of the Closing date (on the basis described in the introductory paragraph of this Section 6), if the Closing occurred during the accounting period for which such recalculation was made, with Seller paying to Purchaser the portion of such shortfall so allocable to Seller. With respect to any disputes with Space Tenants concerning Overage Rent (other than any such disputes that relate exclusively to periods prior to Closing), which disputes affect periods prior to and after the Closing, Purchaser shall control the prosecution of such disputes, but with respect to any such dispute where the amount in question exceeds $10,000, Purchaser shall not settle any such dispute(s) without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

      (b) Real estate taxes and assessments. If the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed.

      (c) Water rates, water meter charges and sewer rents, if any, on the basis of the fiscal period for which assessed. If there be a water meter or meters on the Premises (other than meters under which charges are payable directly by a Space Tenant not otherwise in monetary default for one month or more under its Space Lease), then Seller shall use reasonable efforts to arrange for such meters to be read as of the date of Closing and such charges shall be adjusted based upon such meter readings. If Seller shall be unable to arrange such meter readings as of the Closing, the unfixed meter charges and the unfixed sewer rent thereon based for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. As to any water charges and the accompanying sewer rent charges, payable by Space Tenant(s) not otherwise in monetary default for one month or more, as aforementioned, if the Space Tenant(s) shall have failed to pay such water charges and sewer rent, such unpaid charges and rents, and the liens, if any, resulting therefrom, shall not be objections to title, or be the basis of any claim whatsoever against Seller, and Purchaser shall close title and accept delivery of the Deed subject to such unpaid charges and rents and such liens without abatement or credit against the Purchase Price.

      (d) The Reletting Expenses, if any, in accordance with Section 5(b) above.

      (e) Wages, vacation pay, pension and welfare benefits and other fringe benefits of employees of Seller in respect to the Premises referred to on Schedule D attached hereto and made a part hereof, whose employment shall not have been terminated at or prior to the Closing.

      (f) Charges under any and all service and maintenance contracts (collectively the "Service Contracts") listed in Schedule E attached hereto and made a part hereof, if any, which, in accordance with the provisions of this Contract, Purchaser designates to remain in effect after the Closing and any new service and maintenance contracts which Purchaser expressly agrees, in writing, may remain in effect after the Closing.

      (g) Dues paid or payable, if any, to the Realty Advisory Board on Labor Relations, Inc. provided the membership covered by such dues is transferable.

      (h) License and permit fees on assignable licenses and permits.

      (i) Maintenance supplies in unopened containers based on Seller's actual cost therefor including sales tax.

      (j) Fuel, if any.

      (k) Vault charges, if any.

      (l) All other income from and expense relating to the Property of every type and nature as is customary with a closing of this type in the Borough of Manhattan, City, County and State of New York.

The  obligations of the parties under this Article 6 shall survive the closing.

      7. Violations.

      Purchaser has had an opportunity to order a violations search with respect to the Premises. Purchaser agrees that Purchaser shall close title and accept delivery of the Deed subject to any and all notes or notices of violations of law or municipal ordinances, order or requirements noted in or issued by any governmental authority having jurisdiction, against or affecting the Premises, without regard to the extent or the date of any such notes or notices; provided, however, that Seller shall be responsible for any and all fines and penalties relating to such violations arising and noted of record prior to the date hereof.

      8. Pending Tax Proceedings.

      (a) Prior to the Closing, Seller shall not commence, withdraw, settle or otherwise compromise any proceedings to review the real estate tax assessment of the Premises applicable to the fiscal tax year in which the Closing occurs without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Upon Closing, Purchaser shall take over the prosecution and control of any such tax proceedings then pending with respect to the fiscal tax year in which the Closing occurs, and Seller shall execute and deliver such instruments (and shall otherwise reasonably cooperate with Purchaser) in order to effectuate such transfer. In the event such proceedings result in a refund of any real estate taxes paid in respect of such fiscal tax year, such refund, less expenses, including without limitation reasonable attorneys' and appraisers' fees (which fees shall be paid to Purchaser from the refund proceeds prior to any apportionment), shall be apportioned between Seller and Purchaser as of the Closing (based on the number of days each owned the Premises during such period to which the refund is applicable), and the corresponding amount shall be paid over by the party receiving same to the party entitled thereto promptly upon receipt thereof.

      (b) After the Closing, Purchaser shall not, without the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned, withdraw, settle or otherwise compromise any proceedings to review the real estate tax assessment of the Premises applicable to the fiscal tax year in which the Closing occurs or which directly affects such tax year or prior tax years if such withdrawal, settlement or other compromise would result in the fiscal tax year in which the Closing occurs being treated in a manner that is disproportionately unfavorable when considered in light of other fiscal periods covered by such withdrawal, settlement or compromise. In the event any such proceedings with respect to the fiscal tax year in which the Closing occurs results in a refund of any real estate taxes paid in respect of such fiscal tax year or (in lieu of such a refund) a credit against future real estate taxes payable by Purchaser, such refund or credit, less expenses, including without limitation reasonable attorneys' and appraisers' fees (which fees shall be paid to Purchaser from the refund proceeds prior to any apportionment), shall be apportioned between Seller and Purchaser as of the Closing (based on the number of days each owned the Premises during such period to which the refund is applicable) and the corresponding amount shall be paid over by the party receiving same to the party entitled thereto promptly upon receipt thereof in the case of a refund or promptly after the determination and application of the amount of the credit in the case of a credit against future real estate taxes payable by Purchaser. Purchaser may control any such tax review proceedings for the real estate fiscal tax year in which the Closing occurs.

      (c) If any refund of real property taxes shall, under the applicable Space Leases, require a portion of such refund to be paid to the Space Tenants, (i) Seller shall be responsible and liable for refunding to the Space Tenants such taxes for the period prior to the Closing provided that Seller shall receive its proportionate share of such refund, and (ii) the Purchaser shall be responsible and liable for refunding to the Space Tenants such taxes for the period commencing with the Closing provided that Purchaser shall receive its proportionate share of such refund. At Purchaser's election, Purchaser may withhold from the portion of any tax refund payable to Seller any portion of such amount which is required to be remitted to Space Tenants; provided that Purchaser shall promptly remit the same as and to the extent required pursuant to such Space Leases and applicable law.

      (d) If, as a result of any proceedings to review the real estate tax assessment of the Premises the "base tax year" on which tax escalation rent is charged to any Space Tenants, if applicable, is reduced such that additional tax escalation rent is owed by the Space Tenant(s), then Seller shall be entitled to receive all amounts as additional real estate tax escalation rent paid by such Space Tenants with respect to the period prior to the Closing and

Purchaser shall be entitled to receive all amounts paid by such Space Tenants with respect to the period following the Closing.

      (e) Seller and Purchaser agree to act in good faith and diligently to resolve any dispute arising under subparagraphs (a) and (b) of this Article 8, so as to fairly allocate the impact of any such withdrawal, settlement or compromise.

      (f) The  provisions  of this  Article  8 shall  survive  the  Closing.

      9. "As-Is".

      Purchaser represents to Seller that (a) Purchaser has examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of the Premises, (b) neither Seller nor any agent, officer, employee, or representative of Seller has made any representation whatsoever regarding the subject matter of this Contract or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Premises, or the Space Leases, or operating expenses or carrying charges affecting the Premises, except as expressly set forth in this Contract, and (c) Purchaser, in executing, delivering and performing this Contract, does not rely upon any statement, information or representation to whomsoever made or given whether to Purchaser or others, and whether directly or indirectly, verbally or in writing, made by any person, firm or corporation except as set forth in this Contract. Seller is not liable for, or in any way bound by, any verbal or written agreements, representations, real estate brokers' "set-ups" or for information pertaining to the Premises furnished by any real estate broker, agent, employees, servant or other person, unless the same are expressly set forth in this Contract. Without limiting the foregoing, but in addition thereto, Purchaser shall take the Premises in their "AS-IS" condition, subject to such reasonable use, wear, tear, natural deterioration and damage and destruction as may occur between the date hereof and the Closing and subject to all violations as provided in Article 7 hereof. Nothing contained in this Contract shall render Seller responsible for any latent, patent or other defect or change in the condition of the Premises or personal property, including without limitation the presence of asbestos, chlordane, radon, PCB's urea formaldehyde, gasoline or diesel fuel or any other chemicals, substances or materials whether or not such condition may cause or pose hazardous health conditions or in any way diminish the value of the Premises.

      10. Security Deposits.

      Space Tenants' securities deposited under Space Leases, and any interest or other earnings accrued thereon (less any portion of such interest or other earnings representing an administrative fee to which Seller, as landlord, shall be entitled pursuant to the applicable Space Lease and applicable law), including without limitation any letters of credit or any other non-cash security (collectively, the "Security Deposits"), shall be turned over by Seller to Purchaser at the Closing, with Seller and Purchaser sharing in equal parts the costs of transfer of any Security Deposits in the form of letters of credit if such costs of transfer are not covered by the Space Tenant under its Space Lease. In the event that the Security Deposits in the form of a letter of credit cannot be transferred at the Closing, Seller agrees to cooperate with Purchaser in implementing such transfer after the Closing and, if it cannot be achieved, Seller will cooperate and assist Purchaser in presenting same for payment (with the costs thereof to be shared by Seller and Purchaser in equal parts) and shall deliver the proceeds thereof to Purchaser; it being agreed that Seller's obligations as set forth in this sentence shall survive the Closing; it being further agreed, however, that Seller shall have no liability whatsoever with respect to the failure of any issuing bank to honor any such letter of credit.

      11. Broker.

      (a) Purchaser represents to Seller that Purchaser has not had any conversations or dealings with any broker, finder or other similar party in connection with the transactions contemplated hereby, other than Helmsley-Spear, Inc. ("Helmsley-Spear") and Colliers ABR, Inc. ("Colliers"). Purchaser shall be responsible for and pay any commission or other compensation due to Colliers in connection with this transaction. Purchaser shall indemnify and hold Seller free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Seller arising from a claim by any broker or finder, other than Helmsley-Spear, that such broker or finder has dealt with Purchaser in connection with this transaction. Seller shall, after receipt of knowledge of any such claim, notify Purchaser of such claim, and Purchaser shall have the right to defend such claim by counsel of its choice and at the sole expense of Purchaser.

      (b) Seller represents to Purchaser that Seller has not had any conversations or dealings with any broker, finder or other similar party in connection with the transactions contemplated hereby, other than Helmsley-Spear and Colliers . Seller shall be responsible for and pay any commission or other compensation due to Helmsley-Spear in connection with this transaction. Seller shall indemnify and hold Purchaser free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Purchaser arising from a claim by any broker or finder, that such broker or finder has dealt with Seller in connection with this transaction. Purchaser shall, after receipt of knowledge of any such claim, notify Seller of such claim, and Seller shall have the right to defend such claim by counsel of its choice and at the sole expense of Seller.

      (c) The provisions of this Article shall survive the Closing.

      12. Risk of Loss.

      (a) For purposes of this Article 12, the following terms shall have the meanings indicated:

            (i) "Major Casualty" means a fire in or other casualty to the Property which causes damage or injury to the Property and results in Restoration Costs in excess of $10,000,000.00.

            (ii) "Restoration Costs" means, as of any date with respect to any fire or other casualty affecting the Property, the cost to be incurred, from and after such date, to repair or restore, as reasonably determined by any of the following: (i) _____________________ or (ii) ________________________; it being agreed that requests shall be made of such architects/engineers in the order they appear above.

      (b) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Property which is not a Major Casualty, then Purchaser shall have no right to terminate this Contract and shall purchase the Property in its damaged condition without reduction of or offset against the Purchase Price or any other claim against Seller. If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Property which shall not result in the termination of this Contract, then the following provisions shall apply: (i) Seller shall assign to Purchaser the right to receive any insurance proceeds payable to Seller as a result of such fire or other casualty; (ii) if such fire or other casualty shall result in the abatement or reduction of any fixed rent or Overage Rent under any Existing Space Lease or New Space Lease, then Seller shall pay to Purchaser the amount of any such fixed rent or Overage Rent attributable to the period from and after Closing which is so abated, but only to the extent Seller collects the same under its rent insurance policy and any rent insurance proceeds with respect thereto shall be apportioned in the same manner as the fixed rent and Overage Rent with respect to which such proceeds shall be collected and Seller shall pay over to Purchaser any portion of such proceeds received by Seller and attributable to fixed rent or Overage Rent for any period from and after Closing; (iii) Purchaser shall have the right to adjust any casualty or rent insurance claim with respect to such fire or other casualty with Seller's insurer (with the participation of Seller, if Seller shall so elect); provided, however, that Purchaser shall not settle any such claim prior to Closing without the consent of Seller, which consent shall not be unreasonably withheld; and (iv) if Seller shall maintain a deductible with respect to its policies of insurance insuring the Property against damage by fire or other casualty or rent insurance, Seller shall pay to Purchaser an amount equal to the amount of such deductible.

      (c) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Property which is a Major Casualty, then
Purchaser shall have the option, to be exercised by notice given to Seller within fifteen (15) days after the date of such casualty, to terminate this Contract. If Purchaser shall so elect to terminate this Contract, then (i) Purchaser shall be entitled to the return of the Deposit, and (ii) neither party hereto shall have any further obligations or liabilities to the other under this Contract, except for those which expressly survive the termination of this Contract. If Purchaser shall not elect to terminate this Contract as provided in this subclause (c), then this Contract shall remain in full force and effect and the provisions of Section 12(b) above shall apply to such damage and any insurance proceeds payable in connection therewith.

      (d) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of all or any material portion of the Property, then Purchaser may elect to terminate this Contract by giving written notice of its election to Seller within fifteen
(15) days after receiving notice of such prospective taking. For purposes of this Contract a condemnation or eminent domain proceeding has been "initiated" if Seller has received a written notice from the applicable authority that all or any portion of the Property is to be taken from the Seller. If Purchaser shall so elect to terminate this Contract then (i) Purchaser shall be entitled to the return of the Deposit, and (ii) neither party hereto shall have any further obligations or liabilities to the other under this Contract, except for those which expressly survive the termination of this Contract. If Purchaser does not elect to terminate this Contract, then the parties hereto shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser. For the purposes of this section, "material portion" shall mean any taking that takes (1) more than ten percent (10%) of the net rentable area of the Premises or (2) more than twenty five percent (25%) of the lobby area in the Premises. If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of less than a material portion of the Property, then neither Seller nor Purchaser may terminate this Contract and the parties shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser.

      (e) The provisions of this Article supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.

      (f) From the date hereof until the Closing, Seller shall continue to carry, and shall keep in full force and effect, casualty insurance in an amount not less than, with a deductible not greater than, and affording substantially the same coverage as, the casualty insurance policies covering the Properties as of the date hereof and as listed on Schedule F, to the extent such policies are reasonably obtainable from commercial sources at commercially reasonable rates.

      13. Status of Title.

      Seller shall give, and Purchaser shall accept, fee simple title to the Premises subject only to (a) the exceptions set forth on Schedule B annexed hereto, (b) the usual provisions contained in the standard form of insuring agreement employed by First American Title Insurance Company and such other national title companies as Purchaser shall elect to issue title insurance (collectively, the "Title Company") at the standard rates of such Title Company, and (c) such other exceptions as such Title Company shall be willing, in the case of title exceptions which are liquidated as to amount, to omit as exceptions to coverage in any owner's or lender's policy of title insurance to be obtained at Closing, or, with respect to all other Title Objections other than Voluntary Objections, either to omit as exceptions to coverage or to insure at the Title Company's regular rates without additional premium against collection out of, or enforcement against, the Premises, as appropriate, in any owner's or lender's policy of title insurance to be obtained at Closing, the form of which insurance against collection or enforcement, as the case may be, shall be customary and reasonably adequate under the circumstances.

      14. Closing.

      (a) Subject to Purchaser's right to postpone or adjourn the date of Closing (as hereinafter defined), the closing of title (the "Closing") shall take place on November 1, 1999 at the offices of Stadtmauer Bailkin LLP, attorneys for the Seller, 850 Third Avenue, New York, New York 10022, or at the offices of Purchaser's lender, if in Manhattan, at 10:00 o'clock in the forenoon on that day.
                                                                              36

      (b) Notwithstanding the foregoing, Purchaser shall have the right to postpone the date of Closing until November 30, 1999 on the condition that Purchaser delivers the Additional Deposit to the Escrow Agent on or before November, 1, 1999, TIME BEING OF THE ESSENCE.

      (c) Seller and Purchaser agree to endeavor to convene at a pre-closing no later than the day preceding the scheduled Closing date, at the offices of Stadtmauer Bailkin LLP, so that on the Closing date only the funding of the balance of the Purchase Price due at Closing and the delivery of documents shall be required. If Purchaser shall have postponed the Closing in accordance with
Section 14(b) above or if Seller shall have adjourned the Closing in accordance with this Article 14, Purchaser shall have the right to adjourn the Closing from either the postponed Closing date of November 30, 1999 or from an adjourned Closing date established by Seller in accordance with the terms of this Contract; provided, however, that in no event shall Purchaser have the right to adjourn the Closing for a period which exceeds in the aggregate (together with any other adjournments requested by Purchaser) fifteen (15) days. Seller have the right to adjourn the Closing for a period or periods which in the aggregate (together with any other adjournments requested by Seller) do not exceed sixty
(60) days. Purchaser and Seller agree that in no event shall the Closing be adjourned so as to cause the Closing to occur on a Friday, unless by mutual agreement of Seller and Purchaser, and if a Friday is the last day of a permissible adjournment period in accordance with Article 14 hereof, then the adjourning party may adjourn to the next business day. Subject only to any right of adjournment specifically and expressly granted to Purchaser or Seller in this Contract, TIME SHALL BE OF THE ESSENCE with respect to Purchaser's and Seller's obligation to close on the dates provided above, including without limitation the dates to which Seller or Purchaser, as the case may be, shall adjourn the Closing.

      (d) Notwithstanding anything to the contrary herein contained, the balance of the Purchase Price, as may be adjusted pursuant to the terms of this Contract, shall be deemed to have been timely paid in accordance with this Contract notwithstanding that Seller is unable to confirm receipt thereof on the Closing date, provided that (a) Purchaser has, in good faith, duly instructed its bank or other financial institution to wire transfer the balance of the Purchase Price as provided in Article 2, (b) Purchaser obtains a so-called "fed wire number" or "fed reference number" that the balance of the Purchase Price was wired on the Closing date and (c) Seller actually receives the balance Purchase Price on or prior to 3:00 PM on the day immediately following the Closing date.

      15. Notices.

                  All notices hereunder by either party to the other shall be in writing and shall be served by personal delivery, sent by registered or certified mail, return receipt requested, or by overnight courier providing receipt of delivery, addressed to Seller at the address given for Seller at the beginning of this Contract, with copies of such notices to Seller to be likewise sent to:

                           Stadtmauer Bailkin LLP
                           850 Third Avenue, 19th Floor
                           New York, NY 10022
                                                                              38

                           Attention:  Marshall J. Cohen, Esq.

and to Purchaser at the address given for Purchaser at the beginning of this Contract with copies of such notices to Purchaser to be likewise sent to:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, NY 10104-0053
                           Attention: Steven M. Kornblau, Esq.

                  and

                           Solomon & Weinberg LLP
                           70 East 55th Street
                           New York, New York  10022
                           Attention:  Craig Solomon, Esq.

      Notices shall be deemed served three (3) days after the date of registration with the postal authorities if sent by registered mail, three (3) days after the date of mailing if sent by certified mail, or one (1) day after sending by overnight courier, or on the day of delivery if the overnight courier is instructed to deliver the notice more than one day after the notice is placed in the hands of the overnight courier. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Notices may be served by personal delivery, and shall be deemed served and received on the date of receipt or refusal to accept delivery if delivered prior to 6:00 p.m., and on the next business day if delivered after 6:00 p.m.

      16. Franchise Taxes.

      Unpaid franchise taxes, dissolution taxes or any other similar taxes so levied, of any corporation in the chain of title shall not be an objection to title so long as the Title Company omits any such taxes as exceptions from coverage in Purchaser's owner's and any lender's policy of title insurance obtained at Closing.

      17. Title Report.

      Purchaser agrees that within five (5) days after the execution of this Contract it shall order an updated title report from the Title Company. Purchaser shall endeavor from time to time promptly, after obtaining knowledge thereof, to notify Seller of any defects, encumbrances, encroachments or other objections to title not herein expressly consented to by Purchaser and to which Purchaser reasonably objects as not being permitted hereunder; it being agreed, however, that any failure so to notify Seller shall not constitute a waiver of any such defects, encumbrances, encroachments or other objections to title. Promptly after receipt, Purchaser shall furnish (or shall cause the Title Company to furnish) Seller with a copy of such updated title report, together with any further written update(s) thereof.

      18. Seller's Limit of Liability.

      (a) If on the date of Closing the Premises are affected by any lien or encumbrance, outstanding interest or question of title not expressly consented to herein by Purchaser, which in the reasonable opinion of Purchaser renders or may render Seller's title unmarketable ("Title Objections"), Seller's only obligation to satisfy or remove the same shall be as follows: (i) with respect to Title Objections (other than mechanics liens) created by Seller by its affirmative and voluntary acts (the "Voluntary Objections"), Seller shall be obligated to expend up to the Purchase Price in order to cure or satisfy such Voluntary Objections, (ii) with respect to Title Objections (other than (x) Voluntary Objections and (y) liens, judgments, encumbrances or questions of title arising from the acts of any Space Tenant not otherwise in monetary default for one month or more under its Space Lease as to which such liens, judgments, encumbrances or questions of title Seller shall have no obligation and shall not be the basis of a Title Objection on the part of the Purchaser) which can be removed solely by the payment of a liquidated sum ("Non-Voluntary Objections"), Seller shall be obligated to expend up to, but not more than, Five Million and 00/100 ($5,000,000.00) Dollars (the "Maximum Amount to Cure Non-Voluntary Objections") in order to cause the Title Company to omit such Non-Voluntary Objection(s) and (iii) with respect to any other Title Objection, Seller shall exercise reasonable efforts to remove the same prior to Closing provided that Seller shall not be obligated to incur costs in excess of One Million and 00/100 ($1,000,000.00) Dollars (the "Maximum Amount to Cure Other Title Objections") in connection with such reasonable efforts. If the cost to cure or satisfy Title Objections (other than Voluntary Objections and other than those which are expressly permitted under this Contract) exceeds the Maximum Amount to Cure Non-Voluntary Objections with respect to Non-Voluntary Objections or the Maximum Amount to Cure Other Title Objections with respect to Title Objections other than Voluntary Objections or Non-Voluntary Objections, as the case may be, and Seller elects not to, or has been unable to, satisfy or remove the same prior to Closing, then Seller shall so notify Purchaser (such notice being referred to herein as a "Title Objection Notice"), and, in such event Purchaser shall have the right to (i) terminate this Contract (in which event (A) Purchaser shall be entitled to the return of the Deposit, and (B) neither party hereto shall have any further obligations or liabilities to the other under this Contract, except for those which expressly survive the termination of this Contract), by sending written notice to the Seller that it elects to terminate the Contract on or before the fifth (5th) business day after the Purchaser has received the Title Objection Notice or (ii) close title to the Premises with a credit against the Purchase Price in the aggregate amount required to cure or satisfy such Title Objections, but not to exceed the Maximum Amount to Cure Non-Voluntary Objections with respect to Non-Voluntary Objections or the Maximum Amount to Cure Other Title Objections with respect to Title Objections other than Voluntary Objections or Non-Voluntary Objections, as the case may be. If Seller shall be obligated or shall elect to cure or satisfy any Title Objections pursuant to this Section 18(a), Seller shall be entitled to adjourn the Closing as provided in Article 14 above to effectuate such cure.

      (b) Notwithstanding anything to the contrary contained in Section 18(a) hereof: with respect to a Title Objection arising out of out of the presence at the Premises of unauthorized persons whose claims to a right of tenancy are not derived through an Existing Space Lease or New Space Lease, (i) Seller shall, in accordance with clause (iii) of Section 18(a) above, use its reasonable efforts to remove such Title Objection prior to Closing and (ii) if Seller shall be unable to remove such Title Objection prior to Closing, then Purchaser agrees to accept title subject to such occupancy(ies), provided that the aggregate reasonable costs to remove such person(s) shallbe added to the amount of the Representation Loss for all calculations made pursuant to Section 26(b) below (i.e., for purposes of determining whether Purchaser shall have the right to terminate this Contract, as well as for purposes of determining the amount of any credit to which Purchaser shall be entitled at Closing); it being agreed by Seller that in the event of any such Title Objection, Purchaser shall, in addition to any other credit against the Purchase Price to which Purchaser shall be entitled, receive a credit against the Purchase Price equal to such aggregate reasonable costs to remove such person(s)

      (c) Notwithstanding anything to the contrary contained in Section 18(a) hereof: with respect to any Title Objection, Seller shall be deemed to have satisfied its obligations hereunder and Purchaser shall have no right to raise such Title Objections or otherwise be excused from its obligations to close title to the Premises, if the Title Company shall omit from any owner's or lender's policy of title insurance such Title Objections which shall be liquidated as to amount as exceptions to coverage or, with respect to all other Title Objections other than Voluntary Title Objections, shall either omit as exceptions to coverage or insure at the Title Company's regular rates without additional premium against the collection out of, or enforcement against, the Premises, as appropriate, in any owner's or lender's policy of title insurance to be obtained at Closing, the form of which affirmative insurance against collection or enforcement, as the case may be, shall be customary and reasonably adequate under the circumstances.

      (d) If Seller elects to adjourn the Closing as provided in this Article 18, this Contract shall remain in effect for the period or periods of adjournment, in accordance with its terms.

                  (e) Except as provided in Section 18(a) or Section 18(b) above, nothing contained in this Article 18 shall be deemed to require Seller to take or begin any action or proceeding or any other steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity, for damages or specific performance; however, Purchaser, if request is made at least three (3) business days prior to the Closing, agrees to wire at Closing to the Title Company or other party requested by Seller, in accordance with Article 20 hereof, all or any portion of the balance of the Purchase Price, to facilitate the payment of any sums which Seller may elect to expend to clear title defects, if any.

      (f) Notwithstanding the foregoing provisions of this Article 18, Purchaser may at any time accept such title as Seller can convey, notwithstanding the existence of any title defect not provided for in this Contract, without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Seller, except as provided in Section 18(a) above.

      (g) In addition to Seller's obligations set forth in the preceding portions of this Article 18, prior to the Closing, Seller shall cure or satisfy or cause to be cured or satisfied, the following Title Objections identified in Title Report #C-8833-449848 issued by Stewart Title Insurance Company: (1) the existing consolidated mortgages, identified in such report as being held by The Chase Manhattan Bank (National Association), and all other liens, security interests, filings and documents arising in connection with the loan secured thereby; (2) all UCC Financing Statements identified therein, and (3) the Environmental Control Board lien, Docketed 4/94 under Violation #380-111-32M. Amounts that are expended by Seller in connection with the cure or satisfaction of the foregoing Title Objections shall not reduce or be counted against either the Maximum

Amount to Cure Non-Voluntary Objections or the Maximum Amount to Cure Other Title Objections, as the case may be.

      19. Vendee's Lien.

      (a) In case of default by Seller, the Deposit then being held by Escrow Agent and the "net cost of title examination" are hereby made liens upon the Premises but such liens shall not continue after default by Purchaser hereunder. The term "net cost of title examination" is defined for purposes of this Contract as the expense actually incurred by Purchaser for title examination, without issuance of policy, plus the cost, if any, incurred by Purchaser in updating any survey referred to in Schedule B.

      (b) If Seller shall have performed its obligations under Article 18 of this Contract, but nevertheless, for any reason whatsoever (other than as a result of a default by Sellerwith respect to which Purchaser shall have the remedies set forth in Article 26 hereof), Seller shall be unable to convey title to the Premises subject to and in accordance with the terms of this Contract and Purchaser shall not have elected to accept such title as Seller shall be able to convey as provided in Section 18 (e) above, the sole obligation of Seller shall be to refund the Deposit then being held by Escrow Agent and to reimburse Purchaser for the net cost of title examination, and upon the making of such refund and reimbursement, this Contract shall become void and of no further force or effect, neither party hereto shall have any further claim against the other by reason of this Contract and the lien, if any, of Purchaser against the Premises, individually and collectively, shall wholly cease.

      20. Discharge of Encumbrances.

      The amount of any unpaid taxes, assessments, water charges and sewer rents which Seller is obligated to pay and discharge, with the interest and penalties thereon to a date not less than two (2) business days after the date of Closing, may at the option of Seller be allowed to Purchaser out of the balance of the Purchase Price, provided official bills therefor, with interest and penalties thereon computed to said date are furnished by Seller at the Closing. If on the date of Closing there are any other liens or encumbrances which Seller is obligated to pay and discharge, Seller may use any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall deliver to Purchaser at the Closing instruments in recordable form and sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments. Purchaser, if request is made no later than three (3) business days prior to the Closing, agrees to wire at Closing to the Title Company or any other party requested by Seller all or any portion of the balance of the Purchase Price in order to facilitate the satisfaction of any such liens or encumbrances. The existence of any such taxes, assessments, water charges or sewer rents or other liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

      21. Application of Past Due Rents.

      If at the Closing any past due base rentals are owing by Space Tenants, Purchaser agrees that the first moneys received by Purchaser from such Space Tenants shall be received by Purchaser as trustee to be disbursed as follows:

      (a) First, to Purchaser and Seller an amount equal to the then rental due from such Space Tenants for the month in which the Closing occurs, subject to adjustment as herein provided;

      (b) Next, to Seller an amount equal to such arrears applicable to the month preceding the month in which the Closing occurs;

      (c) Next, to Purchaser all rentals due from time to time from such Space Tenants for periods after the month in which the Closing occurs through the date of collection of such rentals;

      (d) Next, to Seller an amount equal to all other past due rentals owing by such Space Tenants and attributable to periods prior to the month preceding the month in which the Closing occurs; and

      (e) The balance, if any, to Purchaser.

Purchaser agrees to remit forthwith to Seller the amount of such past due rentals to which Seller is so entitled. If, prior to the Closing, Seller shall receive any rentals attributable to a period from and after the date of Closing, such amounts shall be paid over to Purchaser or, in the case of amounts attributable to the month in which the Closing occurs, apportioned between Seller and Purchaser at Closing as provided in Article 6 above. If, after the Closing, Seller shall receive any rentals attributable to a period from and after the date of Closing, such amounts shall, promptly upon receipt, be paid over to Purchaser or, in the case of amounts attributable to the month in which the Closing occurs, apportioned between Seller and Purchaser at Closing as provided in Article 6 above. At the Closing,

Seller shall furnish to Purchaser all information necessary for the billing of such past due rentals. Purchaser shall bill tenants who owe fixed rents for periods prior to the Closing on a monthly basis for a period of six (6) consecutive months following the Closing and shall use commercially reasonable efforts to collect such past due fixed rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings or terminate any Space Lease to collect any such past due fixed rent or to expend any funds in such collection efforts. Notwithstanding the foregoing, if Purchaser shall be unable to collect such past due rent during such six (6) month period, Seller shall thereafter (but not prior thereto) have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies (including the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants or to terminate any Space Lease; provided, however, as an exception to the six month limitation after Closing on Seller's right to sue tenants, Seller shall have the right immediately after Closing to sue any tenants who shall have been responsible for creating Title Objections which Seller shall have cured or satisfied at Closing for damages for the costs of curing or satisfying the Title Objections created by such tenants (but not to terminate their leases or to evict them). Seller shall promptly furnish Purchaser with notice (and copies of any filings) of any action or proceeding commenced by Seller in accordance with the immediately preceding sentence. If Seller so elects to assert such separate and independent claims against any Space Tenant, Purchaser shall assign such claims, without representation, warranty or recourse, to Seller within five (5) business days after receipt of Seller's request for such assignment pursuant to instrument(s) in form and substance reasonably satisfactory to Purchaser. The provisions of this Article shall survive the Closing.

      22. Affidavit Regarding Judgments.

      If a search of the title discloses judgments, bankruptcies or other returns against other entities having names the same as or similar to that of Seller or any general partner of Seller, Seller will on request deliver to Purchaser an affidavit showing that such judgments, bankruptcies or other returns are not against Seller or any general partner of Seller and do not otherwise relate to the Premises and otherwise in such form and content that the Title Company will remove such judgments, bankruptcies or other returns as exceptions to title.

      23. Assignment of this Contract.

      This Contract may not be assigned by Purchaser without the prior written consent of Seller, except Purchaser shall have the right, without the consent of Seller, to (i) assign this Contract to either (x) an affiliate of Purchaser or
(y) an entity in which Purchaser or an affiliate of Purchaser shall have a substantial economic or management interest (collectively, a "Permitted Purchaser Entity"), (ii) designate, by written notice to Seller at least three
(3) business days prior to Closing, an entity to take title to the Premises, provided that such designated entity is a Permitted Purchaser Entity, (iii) assign this Contract to (x) Credit Suisse First Boston Mortgage Capital LLC ("CSFB") or MAX/FW, L.L.C., (y) an affiliate of CSFB or MAX/FW, L.L.C. or (z) an entity in which CSFB or MAX/FW, L.L.C. or an affiliate of CSFB or MAX/FW, L.L.C. shall have a substantial economic or management interest or (iv) collaterally assign this Contract as security to Purchaser's lender. For purposes hereof, the term "affiliate" means, with respect to any specified person or entity, any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified person or entity and, for purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting stock, by contract or otherwise. In the event of any assignment permitted under this Article 23, the original Purchaser shall be released from liability under this Contract.

      24. Escrow Provisions.

      With respect to the Deposit, Escrow Agent is instructed as follows:

      (a) Upon the Closing, the Deposit then being held shall be paid over to Seller, provided that any interest earned on the Deposit shall be credited against the Purchase Price.

      (b) Prior to the Closing, Escrow Agent shall promptly deliver the Deposit to the party designated in, and otherwise in accordance with, a joint written directive delivered to Escrow Agent and signed by Purchaser and Seller (a "Joint Directive") or to a party hereto requesting same in a writing delivered to Escrow Agent and certifying therein that it is entitled to the Deposit pursuant to this Contract (a "Party Letter"). If the Escrow Agent receives a Party Letter, it promptly thereafter shall send a copy of the Party Letter to the other party(ies) hereunder and will not release the Deposit pursuant to such Party Letter until five (5) business days after such delivery of a copy of the Party Letter to the other party(ies); provided, however, if within five (5) business days after its receipt of a copy of the Party Letter, any of the other party(ies) objects in writing to the Escrow Agent to such delivery of the Deposit, the Escrow Agent will hold the Deposit until it receives a Joint Directive or otherwise deal with the Deposit in accordance with the provisions of paragraphs (e) or (f) below.

      (c) For purposes of this Section 24, all deliveries must be delivered as follows:

            (i)   Deliveries  to  Purchaser  must  be  delivered  to  Purchaser,
Attention: Adam Hochfelder, at the address of Purchaser as provided first above, with copies to Robinson Silverman, et al. in accordance with Article 15 hereof.

            (ii)  Deliveries  to Seller must be delivered to Seller:  Attention:
Irving Schneider at the address of Seller as provided first above, with copies to Stadtmauer Bailkin LLP in accordance with Article 15 hereof.

            (iii) Deliveries to the Escrow Agent shall be as provided in Section 15 hereof.

      (d) Escrow Agent shall invest the Deposit in interest bearing accounts insured by the United States Government or any agency thereof, United States Government Treasury Bills or other similar commercial paper instruments as Seller and Purchaser have mutually agreed to upon the execution of this Contract. In the event that the Seller and Purchaser do not mutually agree how the Deposit is to be invested, the Escrow Agent shall

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

deposit the Deposit in an interest bearing escrow account at The Chase Manhattan Bank. Any interest earned on the Deposit when received shall similarly be held in escrow by Escrow Agent and (i) if the Deposit under the terms of this Contract is to be paid over to Purchaser, then such interest shall similarly be paid over to Purchaser or (ii) if the Deposit is to be paid over to Seller, then such interest shall, subject the provisions of Section 24(a) above, similarly be paid over to Seller. The party receiving such interest shall pay the income taxes thereon. The identification or social security numbers, as the case may be, of the Seller and the Purchaser are listed on Schedule G attached hereto and made a part hereof.

      (e) Escrow Agent, by signing this Contract at the end hereof where indicated, signifies its agreement to hold the Deposit in escrow for the purpose as provided in this Contract. In the event of any dispute, Escrow Agent shall have the right, to the extent it has not received a Joint Directive, to deposit the Deposit in court of competent jurisdiction to determine the resolution of such dispute. In any event, Escrow Agent shall not be personally liable so long as it acts in good faith.

      (f) Escrow Agent shall not incur any liability by reason of any action or non-action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrow Agent shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrow Agent purporting to be signed by any party hereto, and upon the truth of the contents thereof. Before making payment or delivery of any moneys or documents held by Escrow Agent pursuant thereto, Escrow Agent shall have the right to require delivery to it of an executed and acknowledged receipt for the subject matter of the delivery to be made by Escrow Agent. In the event of any dispute between the parties as to whether either party is in default hereunder or as to any other material fact, Escrow Agent shall refrain from taking any further action with respect to the subject matter of the escrow until it receives a Joint Directive or until action by Escrow Agent is required by an order or judgment of a court of competent jurisdiction. Escrow Agent shall be entitled to consult with other counsel in connection with its duties hereunder. Seller and Purchaser jointly and severally agree to reimburse Escrow Agent for its reasonable costs and expenses, including attorneys' fees (either paid to retained attorneys or representing the fair value of legal services rendered by Escrow Agent to itself) incurred as a result of any dispute or litigation arising hereunder.

      (g) The parties hereto acknowledge that Stadtmauer Bailkin LLP has represented and continues to represent the Seller. In the event of a dispute between the parties hereto regarding the disposition of the Deposit, by litigation or otherwise, the Seller may be represented by Stadtmauer Bailkin LLP, which also serves as Escrow Agent under this Contract.

      25. Transfer of Title.

      (a) The deed for the Premises (the "Deed") shall be a New York Bargain and Sale Deed without Covenants in recordable form and otherwise in the form attached hereto as Exhibit 2 and shall be duly executed and acknowledged by Seller so as to convey to Purchaser the fee simple title to the Premises, free of all liens and encumbrances, except as herein expressly stated, and shall contain the covenant required by subdivision 5 of Section 13 of the Lien Law.

      (b) Seller shall pay at the Closing all transfer taxes and/or deed stamps payable as a result of the transfer of title to the Property to Purchaser pursuant to this Contract, which obligations shall survive the Closing. In connection therewith, at the Closing, Seller shall deliver to the Title Company at Closing:

            (i) an electronic wire transfer directly to the Title Company in the amount of the documentary stamps to be affixed to the Deed in accordance with
Article 31 of the New York State Tax Law, and any other tax payable by reason of the delivery of the Deed, and a return in respect of the Deed, if any be required, duly signed and sworn to by Seller. Purchaser agrees to sign (and swear to, if appropriate) such return. Seller and Purchaser shall direct the Title Company to deliver such funds and such return to the appropriate governmental office promptly after the Closing; and

            (ii) an electronic wire transfer directly to the Title Company in the amount of the Real Property Transfer Tax imposed under Chapter 21 of Title 11, as amended, of the Administrative Code of the City of New York in respect of the Deed and, a return required by said statute and the regulations issued pursuant to the authority thereof, duly signed and sworn to by Seller. Purchaser agrees to sign and swear to such return. Seller and Purchaser shall direct the Title Company to deliver such funds and such return to the appropriate governmental office promptly after the Closing.

            (iii) The provisions of this Section 25(b) shall survive the Closing.

      (c) Anything contained in subdivisions (i) and (ii) of subparagraph (b) above to the contrary notwithstanding, Seller may, at its option, if request is made at least three (3) business days prior to the Closing, direct Purchaser to deliver an electronic wire transfer to the Title Company and allow Purchaser a credit against the Purchase Price in the amount of the wire transfer delivered by Purchaser.

      26. Liquidated Damages; Seller's Default.

      (a) If (i) Purchaser fails to close title timely in accordance with the terms hereof on or before November 1, 1999 or such later date to which the Closing has been postponed or adjourned pursuant to Article 14 or (ii) Purchaser shall otherwise default, in any material respect, in the performance of any of the covenants, agreements, obligations or other terms or provisions of this Contract on the part of Purchaser to be performed, and such default shall continue for five (5) business days after written notice to Purchaser, but in no event beyond November 1, 1999 or such later date to which the Closing has been postponed or adjourned pursuant to Article 14 (provided that if such default cannot with due diligence be cured within such period, the time within which to cure the same shall be extended for such period as may be reasonably necessary to cure the same with due diligence, but in no event beyond November 1, 1999 or such later date to which the Closing has been postponed or adjourned pursuant to
Article 14, if Purchaser proceeds diligently to cure the default in question), then, unless Purchaser is excused from its obligation to close title pursuant to this Contract, Seller may terminate this Contract and retain the Deposit as hereinbelow provided. Purchaser acknowledges that if Seller has terminated this Contract in accordance with the previous sentence, Seller will suffer substantial adverse financial consequences as a result thereof. Accordingly, Seller's sole and exclusive remedy against Purchaser shall be to receive the Deposit from Escrow Agent and retain the Deposit, as and for its liquidated damages; it being agreed that Seller's damages will be difficult, if not impossible, to ascertain, and Purchaser and Seller shall have no further rights or obligations under this Contract, except those expressly provided herein to survive the termination hereof.

      (b) (i) If (1) Seller fails to close title timely in accordance with the terms hereof, on or before November 1, 1999 or such later date to which the Closing has been postponed or adjourned pursuant to Article 14 (unless such failure shall be as a result of Seller's inability to close in accordance with, and after compliance with, the provisions of Article 18 hereof, in which event
Article 19 shall control) or (2) Seller shall otherwise default, in any material respect, in the performance of any of the covenants, agreements, obligations or other terms or provisions of this Contract on the part of Seller to be performed, and such default shall continue for five (5) business days after written notice to Seller, but in no event beyond November 1, 1999 or such later date to which the Closing has been postponed or adjourned pursuant to Article 14 (provided that if such default cannot with due diligence be cured within such period, the time within which to cure the same shall be extended for such period as may be reasonably necessary to cure the same with due diligence, but in no event beyond November 1, 1999 or such later date to which the Closing has been postponed or adjourned pursuant to Article 14, if Seller proceeds diligently to cure the default in question), then, unless Seller is excused from its obligation to close title pursuant to this Contract, and in any of such events, Purchaser, as its sole and exclusive remedy therefor, may either (x) seek specific performance of Seller's obligations hereunder, without abatement, credit against or reduction of the Purchase Price or (y) terminate this Contract by written notice to Seller, whereupon the Deposit shall be refunded to Purchaser, it being understood and agreed that, except as set forth in Section 26(b)(ii) below, in no event shall Purchaser be entitled to monetary damages. If Purchaser shall elect to terminate this Contract, then, except as set forth in Section 26(b)(ii) below, upon such election, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Contract. This Section 26(b)(i) shall not apply with respect to any inaccuracy in any representation made by Seller pursuant to Section 27 (either made as of the date hereof or, in Seller's Representation Certificate [as hereinafter defined], as of the Closing) of which Purchaser shall become aware on or prior to the date of Closing; it being agreed that Purchaser's remedies with respect thereto are as set forth in Section 26(b)(iii)-(v) below.

            (ii) Notwithstanding clause (i) above, if (A) Seller shall intentionally and willfully refuse to close title timely in accordance with the terms hereof, (B) shall have intentionally and willfully made a material misrepresentation in Section 27(a) hereof, with knowledge of the falsity thereof when made, or (C) shall knowingly and intentionally default in the performance of any material covenant or obligation of Seller under this Contract and has failed to cure such default within the time periods provided for herein and in any such event Purchaser shall terminate this Contract pursuant to clause (i) above, Purchaser shall be entitled to its actual non-consequential damages as a result of such intentional and willful refusal, such intentional or willful misrepresentation or such knowing and intentional default in an amount not to exceed Eight Million and 00/100 ($8,000,000.00) Dollars.

            (iii) If, on or prior to the date of Closing, (x) Purchaser shall become aware of a Material Inaccuracy (as hereinafter defined), then, Purchaser, as its sole and exclusive remedy therefor, may either (1) elect to proceed to the Closing, with a credit against the Purchase Price equal to $8,000,000.00 or
(2) subject to Section 26(b)(v) below, elect to terminate this Contract by written notice (the "Material Inaccuracy Notice") to Seller (which notice shall identify such Material Inaccuracy), whereupon, with respect to this clause (2),
(I) the Deposit  shall be refunded to  Purchaser  and (II) except as provided in
Section 26(b)(ii) above, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Contract. Except as set forth in Section 26(b)(v) below, Seller shall have no obligation to cure an inaccuracy in any representation (or any state of facts giving rise thereto) and, except as provided in Section 26(b)(ii) above, Seller shall not be liable for damages on account of such inaccuracy. The term "Material Inaccuracy" shall mean, collectively, an inaccuracy or inaccuracies in any one or more of the representations made by Seller either (x) pursuant to
Section 27 hereof (as made as of the date hereof) or (y) in Seller's Representation Certificate (as made as of the date of Closing), which inaccuracy or inaccuracies, in the aggregate, give rise to a Representation Loss (as hereinafter defined) in excess of $8,000,000.00. The term "Representation Loss" shall mean, with respect to any Material Inaccuracy or Immaterial Inaccuracy (as hereinafter defined), the aggregate of (x) the amount of any diminution in value of the Property and (y) the amount of any loss, cost, damage, liability and expense that is or (as reasonably estimated) may be suffered by Purchaser, as a result of, or in connection with, the inaccuracy or inaccuracies giving rise thereto.

            (iv) If, on or prior to the date of Closing, Purchaser shall become aware of an Immaterial Inaccuracy, then, subject to Section 26(b)(v) below, Purchaser shall give Seller notice (the "Immaterial Inaccuracy Notice") of any such Immaterial Inaccuracy; it being agreed that such Immaterial Inaccuracy shall not affect Purchaser's obligation to close title timely in accordance with the terms hereof, provided that Purchaser shall be entitled to a credit against the Purchase Price equal to the aggregate Representation Loss resulting from any such Immaterial Inaccuracy. The term "Immaterial Inaccuracy" shall mean, collectively, an inaccuracy or inaccuracies in any one or more of the representations made by Seller either (x) pursuant to Section 27 hereof (as made as of the date hereof) or (y) in Seller's Representation Certificate (as made as of the date of Closing), which inaccuracy or inaccuracies, in the aggregate, give rise to a Representation Loss of $8,000,000.00 or less.

            (v) If on or prior to the date of Closing, Purchaser shall become aware of (1) a Material Inaccuracy and elects to terminate this Contract in accordance with Section 26(b)(iii) above or (2) an Immaterial Inaccuracy and Purchaser gives the Immaterial Inaccuracy Notice pursuant to Section 26(b)(iv) above , then, in either event, Seller shall have the right, upon written notice to Purchaser, given within two (2) business days after Seller's receipt of the Material Inaccuracy Notice or the Immaterial Inaccuracy Notice, as the case may be, to adjourn the Closing (to a date that is not later than the last date to which Seller is entitled to adjourn the Closing pursuant to Article 14 hereof) (the "Seller Representation Adjournment Period") in order to cure the Material Inaccuracy or the Immaterial Inaccuracy, as the case may be (or any state of facts giving rise thereto). If Seller shall so exercise its right to cure any such Material Inaccuracy or Immaterial Inaccuracy (or any state of facts giving rise thereto), as the case may be, Seller shall  exercise  all  reasonable  efforts  to cure the same.  With  respect to a
Material Inaccuracy, if Seller succeeds either in completely curing such Material Inaccuracy or partially curing such Material Inaccuracy so as to reduce the aggregate Representation Loss to an amount of $8,000,000.00 or less, on or before the expiration of the Seller Representation Adjournment Period, then the termination component of the Material Inaccuracy Notice shall be rendered null and void, and the Closing shall occur on a date mutually acceptable to both parties and in no event later than the expiration of the Seller Representation Adjournment Period, with an appropriate credit against the Purchase Price equal to the aggregate Representation Loss, if any, at the time of Closing. If Seller shall fail to cure a Material Inaccuracy so as to reduce the aggregate Representation Loss to an amount of $8,000,000.00 or less on or before the expiration of the Seller Representation Adjournment Period, then the termination component of the Material Inaccuracy Notice shall automatically take effect on the expiration of the Seller Representation Adjournment Period and the provisions of Section 26(b)(iii) above shall control.

      27. Seller's and Purchaser's Representations.

      (a) Seller represents as of the date hereof as follows:

            (i) Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York. Neither Seller nor any of the parties comprising Seller has filed a voluntary petition in bankruptcy or insolvency or has had an involuntary petition in bankruptcy or insolvency filed against it which has not been dismissed.

            (ii) Seller has all requisite power and authority to enter into and perform all of the transactions contemplated by this Contract. This Contract is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            (iii) Seller has duly authorized the execution, delivery and performance of this Contract and each agreement, document, or instrument required to be executed and delivered by Seller pursuant to this Contract. The execution, delivery or performance of this Contract or any other such document will not violate any term of its partnership agreement or any other agreement, judicial decree, statute or regulation to which Seller is a party or by which Seller may be bound or affected.

            (iv) The execution and delivery by Seller of this Contract and all documents associated therewith and the performance by Seller of its obligations thereunder (x) do not constitute a violation of any provisions of law, any order, regulation, or decree of any court or agency of government, or any indenture, mortgage, deed, trust agreement, Seller's organizational documents or any other instrument to which Seller is a party or by which it or any of its property is subject to or bound, and (y) are not in conflict with nor will they result in a breach of or constitute (with due notice and/or lapse of time) a default under any such agreement or any other instrument. Seller has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body or any third party, if any, required for the execution, delivery and performance by Seller of this Contract.

            (v) Seller has not received written notice of any pending or threatened condemnation of all or any portion of any of the Property.

            (vi) There are no leases or other forms of occupancy agreements which are in effect with respect to the Premises and under which Seller is the holder of the landlord's interest, other than the Existing Space Leases. Every instrument, document or agreement which comprises each Existing Space Lease is listed on Schedule C-2 attached hereto and copies of same, (excluding any occupancy rights which derive from the Existing Space Leases including without limitation subleases subject to such Existing Space Leases), which copies are true, correct and complete in all material respects, have been furnished to Purchaser for its review. Schedule C-2 includes a list of all guaranties and collateral documents executed in connection with each Existing Space Lease. There are no lease "buy out" agreements or assumed lease liabilities incurred by Seller in connection with the Existing Space Leases which will have not been paid in full as of the Closing. To the best of Seller's knowledge, there are no occupancies or tenancies in effect pertaining to the Premises except for the Existing Space Tenants and persons whose right of occupancy or tenancy is through and subject to an Existing Space Lease, and, to the best of Seller's knowledge, there are no unauthorized persons occupying space in the Premises. Except as set forth in this paragraph (vi), nothing herein shall be deemed to constitute Seller's representation with respect to subleases at the Premises.

            (vii) (A) Each of the Existing Space Leases is in full force and effect in accordance with its terms.

                  (B) Except as specifically noted otherwise on Schedule C-3, no written notice of a material default on the part of the tenant under any of the Existing Space Leases has been sent by Seller (including, without limitation, a default notice describing an event which, with the passage of time, would constitute a so-called "event of default" or conditional limitation under an Existing Space Lease), other than a default notice setting forth a default which, as of the date hereof, has been cured.

                  (C) Except as specifically noted otherwise on Schedule C-4, no written notice of (i) a material default on the part of the landlord under any of the Existing Space Leases has been received by Seller from an Existing Space Tenant (including, without limitation, a default notice describing an event which, with the passage of time, would constitute a so-called "event of default" under an Existing Space Lease), other than a default notice setting forth a default which, as of the date hereof, has been cured or (ii) offsets, credits, abatements, defenses or deductions against rent has been received by Seller from an Existing Space Tenant.

                  (D) Except as set forth in Schedule C-5 attached hereto, no fixed rent or installment of Overage Rent (after being billed therefor), payable under any Existing Space Lease is more than thirty (30) days in arrears of the date that the same is required to be paid under the terms of such Existing Space Lease.

                  (E) No fixed rent or installment of Overage Rent under any Existing Space Lease has been paid more than thirty (30) days in advance of the due date therefor.

                  (F) All decorating, alterations and other work required to be performed by Seller pursuant to each Existing Space Lease in order to prepare the premises demised thereunder for initial occupancy or otherwise required to have been performed prior to the Closing or any cost thereof to be reimbursed to any such tenants as an incident of such initial occupancy or otherwise required to be reimbursed to such

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

tenants prior to the Closing, has been performed or reimbursed, or will be performed or reimbursed, prior to the Closing.

            (viii) Subject to the following sentence, all brokerage commissions and other compensation and fees for the leasing of any space in the Premises (and any renewals, extensions, or expansions thereof, which have heretofore been exercised) have or will be paid in full prior to the Closing. Except as otherwise noted on Schedule H, all brokerage commissions payable in connection with the Existing Space Leases have been or will be paid in full prior to the Closing, other than any Unaccrued Brokerage Commission. As used in this Agreement, "Unaccrued Brokerage Commissions" means, with respect to the Existing Space Leases, any brokerage commissions which may be payable as a result of or in connection with (x) any renewal terms which shall not yet have been exercised or commenced on the date of this Contract and extension options or expansion options the term for which have not yet been exercised or commenced on the date of this Contract, (y) any space which is leased pursuant to rights of first refusal or first offer or similar rights contained in the Existing Space Leases and the term for which has not yet been exercised or commenced on the date of this Contract or (z) the failure to timely exercise or the expiration of any right to terminate or cancel any Existing Space Lease. Except as set forth on Schedule H hereto, there are no Unaccrued Brokerage Commissions that are payable or may in the future become payable with respect to the Existing Space Leases. As between Purchaser and Seller, Purchaser shall be responsible for the Unaccrued Brokerage Commissions noted on Schedule H.

            (ix) All Security Deposits (and the form thereof) held by Seller under the Existing Space Leases are set forth in Schedule I hereto.

            (x) Except for (1) the Union Agreement,  (2) the Service  Contracts,
(3) the Existing Space Leases, and (4) the other agreements attached as Schedule J hereto, there are no service contracts, maintenance contracts, union contracts, management contracts, concession agreements, agency agreements, leasing agreements, contracts for the purchase or leasing of goods or services or any other contracts or agreements by which Seller is bound and which affect the Property.

            (xi) (A) To the knowledge of Seller, the Union Agreement is in force and effect;

                  (B) No written notice of material default or breach on the part of Seller under the Union Agreement has been received by Seller (including, without limitation, a default notice describing an event which, with the passage of time or the giving of notice, of both, would constitute a so-called "event of default" under the Union Agreement).

            (xii) Except for suits, actions, litigation or proceedings (1) listed on Schedule K-1 or (2) covered by insurance covering the Premises (with those exceeding $250,000 listed on Schedule K-2) and except for routine non-payment proceedings, there is no suit, action, litigation or proceeding pending (as to which Seller has received proper service) or, to the best of Seller's knowledge, otherwise pending or threatened, before any court or governmental authority against or relating to, or would have an adverse effect upon, the Property or the transaction contemplated by this Contract.

            (xiii) Seller has no employees employed at the Properties except as listed on Schedule D and excluding summer or vacation replacements, and all such employees are union employees employed pursuant to the Union Agreement (as hereinafter defined).

            (xiv) Annexed hereto as Schedule F and made a part hereof is a list of all insurance policies presently affording coverage with respect to the Property and the information contained thereon is complete and accurate in all material respects as of the date hereof. The policies are in full force and effect and Seller has received no notices denying coverage thereunder.

            (xv) There are no real property tax reduction proceedings affecting or pending with respect to the Premises, except as disclosed on Schedule L. Seller has delivered to Purchaser the most recent real estate tax bills with respect to the Premises. To the best of Seller's knowledge, there are no outstanding or pending unpaid special assessments with respect to the Premises that are not reflected on such real estate tax bill(s) delivered to Purchaser.

            (xvi) Except as set forth on Schedule M attached hereto and except for violations noted as of the date hereof, Seller has not received any written notice from any governmental authority that Seller or the Property is in violation of presently applicable laws, rules or regulations, including, without limitation, any environmental laws, rules or regulations.

            (xvii) Seller has received no notices of expiration of, or refusal to renew, letters of credit constituting any of the Security Deposits.

            (xviii) Seller has made available for Purchaser's review true and complete copies of the architectural drawings and renderings, variously dated January 22, January 30 and May 14, 1996, prepared by Peters & Tormey, Architects, with respect to the proposed renovation of the lobby of the Premises, which architectural drawings and renderings constitute all of the plans referred to in Footnote 18.6 to the printed form of the Liz Claiborne lease (the "Liz Claiborne Lobby Drawings").

            (xix) The information provided on Schedule N annexed hereto and made a part hereof with respect to commencement dates, rent commencement dates or expiration dates, as the case may be, is true and correct, and notwithstanding the provisions of Section 4(a) with respect to the Existing Space Leases controlling in the event of a discrepancy between the information contained in Schedule C-1 and the Existing Space Lease(s), Purchaser may rely on the information provided in Schedule N.

            (xx) The  following  Existing  Space  Tenants  are  occupying  their respective spaces on a month-to-month basis: Ulster Weavers, Inc., Mann Industries, Inc. (all three leases), Rigal Air Conditioning, Inc., 1440 Broadway Bakery Corp. and Sidney Seigel Jewelry Mart Corp.
                                                                              67

      (b) The representations made by Seller in Section 27(a) above and/or updated or remade in Seller's Representation Certificate shall survive the Closing for a period ending one hundred and eighty days after the date of Closing and any claims which Purchaser may have with respect to such representations shall be made on or before the one hundred and eightieth day after the date of Closing. Notwithstanding the foregoing, the representations made by Seller in clauses (i)-(iv) of Section 27(a) above shall survive the Closing for the applicable statute of limitations period and any claims which Purchaser may have with respect to such representations need not necessarily be made on or before the expiration of such applicable statute of limitations period.

      (c) Between the date hereof and the Closing date, Seller shall advise Purchaser of any material change in the facts underlying the representations made by Seller in Section 27(a).

      (d) Purchaser represents as of the date hereof as follows:

            (i) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) Purchaser has all requisite power and authority to enter into and perform all of the transactions contemplated by this Contract. This Contract is a legal, valid and binding obligation of Purchaser.

            (iii) Purchaser has duly authorized the execution, delivery and performance of this Contract and each agreement, document, or instrument required to be executed and delivered by Purchaser pursuant to this Contract. The execution, delivery or performance of this Contract or any other such document will not violate any term of its operating agreement, articles of organization or any other agreement, judicial decree, statute or regulation to which Purchaser is a party or by which Purchaser may be bound or effected.

            (iv) The execution and delivery by Purchaser of this Contract and all documents associated therewith and the performance by Purchaser of its obligations thereunder (x) do not constitute a violation of any provisions of law, any order, regulation, or decree of any court or agency of government, or any indenture, mortgage, deed, trust agreement, Purchaser's organizational documents or any other instrument to which Purchaser is a party or by which it or any of its property is subject to or bound, and (y) are not in conflict with nor will they result in a breach of or constitute (with due notice and/or lapse of time) a default under any such agreement or any other instrument. Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body or any third party, if any, required for the execution, delivery and performance by Purchaser of this Contract.

            28. Closing Documents and Closing Conditions.

            (a) Seller and/or Purchaser, as the case may be, shall, as indicated below, execute, acknowledge and/or deliver at the Closing the following:

                  (1) Seller shall execute, acknowledge, if appropriate, and deliver to Purchaser:

                         (i) the Deed in accordance with Article 25 hereof.

                        (ii) an Assignment of the Space Leases which Assignment shall be in the form marked Exhibit 3 annexed hereto and made a part hereof;

                        (iii) an Assignment of those Service Contracts, which are designated by Purchaser to remain in effect following Closing pursuant to
Section 5(c) above which Assignment shall be in the form marked Exhibit 4 annexed hereto and made a part hereof;

                        (iv) a general bill of sale, which bill of sale shall be in the form marked Exhibit 5 annexed hereto and made a part hereof, conveying to Purchaser all of Seller's right, title and interest in and to the Personalty;

                        (v) an Assignment of all Seller's right, title and interest in and to all of the Other Interests in the form marked Exhibit 6 annexed hereto and made a part hereof;

                        (vi) the returns and checks, if applicable, referred to in Sections 25(b)(i) and (ii) hereof;

                        (vii)  the  FIRPTA  affidavit  provided  in  Article  30
hereof;.

                        (viii) an agreement terminating the management agreement with Helmsley-Spear, together with a release from Helmsley-Spear to Purchaser in the form of Exhibit 7 attached hereto;


                        (ix) the Seller's Representation Certificate provided in
Section 28 hereof;
                                                                              70

                        (x) such affidavits, certificates and other instruments as are reasonably requested by the Title Company (for delivery to the Title Company) and customarily furnished by sellers of similar property ; and

                        (xi) an Internal  Revenue  Service Form 1099.

            (2) Seller shall deliver to Purchaser:

                        (i) originals, or if originals are not available, true and complete copies of all of the Space Leases and any guarantees of the obligations of any of the Space Tenants; it being agreed that if originals are not available, such copies shall have attached thereto a certificate duly executed by Seller certifying that said copy is a true and complete copy of the same;

                        (ii) The Security Deposits as provided in Article 10 hereof (including, without limitation, any Security Deposits which constitute letters of credit or other non-cash security), together with all instruments of transfer or other materials required by the issuer of such letter of credit for the valid and effective transfer thereof to the benefit of Purchaser as of the date of Closing (and, if appropriate, signed by Seller);

                        (iii) originals or if originals are not available true and complete copies of all of the Service Contracts which are designated by Purchaser to remain in effect following Closing pursuant to Section 5(c) below; it being agreed that if originals are not available, such copies shall have attached thereto a certificate duly executed by Seller certifying that said copy is a true and complete copy of the same;

                        (iv) written evidence reasonably acceptable to Purchaser and the Title Company showing that Seller has the power and authority to consummate the transactions contemplated by this Contract and that all necessary partnership, company and corporate consents and/or authorizations have been obtained, including, without limitation, certified resolutions of Seller authorizing the transaction contemplated hereby;

                        (v) to the extent the same are in Seller's possession or in its reasonable control, a complete set of keys and entry/access cards, if any, for the building on the Premises;

                        (vi) to the extent the same are in Seller's possession or in its reasonable control and applicable, originals, or if originals are not available, true and complete copies of all of the Other Interests, except to the extent the same are required to be and are affixed at the building on the Premises;

                        (vii) to the extent the same are in Seller's possession or in its reasonable control, all information necessary to compute any items of additional rent or other such contingent rental amounts under the Space Leases;

                        (viii) an updated  rent roll dated not more than  thirty
(30) days prior to the Closing and a list of all delinquent fixed rent and additional rent under the Space Leases as of the Closing, it being understood that the delivery of such rent roll and delinquencies list shall not be deemed to constitute Seller's representation or certification of its accuracy;

                           (ix)   good standing certificate for Seller;
                                                                              72

                        (x) to the extent the same are in Seller's possession or in its reasonable control, copies of any catalogs, booklets, manuals, files, logs, records, correspondence, purchaser prospect lists, tenant lists, tenant prospect lists and other mail in lists, sales brochures and materials, leasing brochures and materials, advertisement materials and other items, including without limitation, title information, soil, engineering and environmental inspections, studies and reports, market studies, and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises;

                        (xi) all Tenant Estoppel Certificates received by Seller and not previously delivered to Purchaser and/or the Seller Estoppel Certificate (as hereinafter defined); and

                        (xii) the Liz Claiborne Lobby Drawings.

                  (3)  Purchaser  shall  execute and deliver to Seller:

                        (i) the Assignment of the Space Leases (Exhibit 3);

                        (ii) the Assignment of the Service Contracts

(Exhibit 4);

                        (iii) the Assignment of the Other Interests (Exhibit 6);

                        (iv) the returns  referred to in Sections  25(b)(i)  and
                             (ii) hereof; and

                        (v) an Internal Revenue Service Form 1099.

                  (4) Seller and Purchaser shall execute a notice to each of the Space Tenants stating in substance that Purchaser has succeeded to Seller's interest as landlord under the Space Leases and that the Security Deposits if any, under such Space Tenant's Space Lease has been transferred to Purchaser. Such notice letters shall direct the Space Tenants to make all further payments to Purchaser, or its designee, of all sums due or to become due under their respective Space Leases. Within five (5) days following the Closing, Purchaser shall cause such notice letters to be mailed to the Space Tenants by certified or registered mail.

                  (b) The obligation of Seller to transfer the Premises to Purchaser and to otherwise consummate the transaction contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing:

                        (i) All representations of Purchaser contained in this Contract shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing as if such representations were made at and as of the Closing, and Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Contract to be performed or complied with by Purchaser prior to or at the Closing;

                        (ii) Seller shall have received Purchaser's closing documents as set forth under this Section; and

                        (iii) Seller shall have received payment of the Purchase Price in accordance with Article 2 hereof and such other amounts as are due Seller hereunder.

                  (c) Purchaser's obligation to purchase the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by

Purchaser (all of which waivers shall be expressly and specifically made in writing to be enforceable against Purchaser):

                        (i) This Contract shall be in full force and effect and there shall not then exist any event which would allow Purchaser to terminate this Contract pursuant to the express terms hereof;

                        (ii) Seller shall have performed all material covenants, undertakings and obligations required to be performed by Seller under this Contract on or prior to the Closing;

                        (iii) The following representations contained in Section 27(a) above shall be true and correct as of the date of Closing (as updated by Seller to the extent permitted in this paragraph (iii)) and shall be remade by Seller, without modification, except as expressly provided below in this paragraph (iii), in the Seller's Representation Certificate: (i)-(iv), (vi) (except that such representation shall be updated by Seller to reflect any New Space Leases consented to by Purchaser and any renewals, extensions, modifications or amendments of Existing Space Leases or New Space Leases permitted pursuant to Section 5(a)), (vii)(F), (viii), (ix) (except that such representation shall be updated by Seller to reflect any Security Deposits that have been applied to arrears with the consent of Purchaser), (x) (except that the term "Service Contracts" shall be deemed to refer solely to the Union Agreement and those Service Contracts which Purchaser shall elect to continue after the Closing), (xviii), (xix) (provided that with respect to any Space Tenant referred to on Schedule N which shall deliver an estoppel certificate confirming the dates set forth on Schedule N, the representation made in [xix] shall be deemed to be deleted) and (xx) (except as to any Space Tenant referred to in [xx] which shall have voluntarily relinquished its month-to-month tenancy). In remaking the representations referred to in this paragraph (iii) and Paragraph (iv) below, all references to "Existing Space Leases" shall be modified to be references to the "Space Leases", all references to "Existing Space Tenants" shall be modified to be references to the "Space Tenants" and all references to the "Service Contracts" shall be modified to be references to the Union Agreement and those Service Contracts (and new service contracts and maintenance contracts) which Purchaser shall elect to continue after the Closing.

                        (iv) At the Closing, Seller shall execute and deliver to Purchaser an instrument ("Seller's Representation Certificate") in which Seller shall remake, as of the date of the Closing, the representations made by Seller in Section 27(a) above, except that in the Seller's Representation Certificate, Seller shall update such representations to reflect any change in facts or circumstances which occurs between the date hereof and the date of Closing; provided, however, that the representations referred to in paragraph (iii) above may only be updated by Seller to the extent expressly provided in paragraph
(iii) above. Without in any manner waiving any other condition to Purchaser's obligation to close which is set forth in this Contract, Seller and Purchaser agree that variations between Seller's representations as set forth in Section 27(a) above and the representations as remade by Seller in Seller's Representation Certificate (as updated to the extent permitted in this paragraph
(iv) and paragraph (iii) above) shall not relieve Purchaser of its obligation to close title hereunder, except for any right of Purchaser to terminate this Contract expressly set forth in this Contract or to exercise any other remedy expressly set forth in this Contract in the event of Seller's default or in the event of inaccuracy or inaccuracies in Seller's representations as set forth in
Section 27(a) above or in Seller's Representation Certificate.

                        (v) Purchaser shall have been furnished with a Tenant Estoppel Certificate from Space Tenant Liz Claiborne; provided, however, that the information contained in said Tenant Estoppel Certificate from Liz Claiborne may be limited to those specific items required to be certified by Liz Claiborne pursuant to the terms of its Existing Space Lease.

                  (vi) Seller shall have terminated all of the Service Contracts prior to Closing, except for the Union Agreement (as hereinafter defined) or those Service Contracts designated by Purchaser to remain in effect.

                  (vii) Neither Seller nor any of the parties comprising Seller shall have filed a voluntary petition in bankruptcy or insolvency or shall have had an involuntary petition in bankruptcy or insolvency filed against it which has not been dismissed.

                  (viii) So long as Purchaser shall have paid the premiums for such title insurance, the title Company shall have issued or shall have irrevocably and unconditionally agreed to issue to Purchaser an Owner's Policy of title insurance in the full amount of the Purchase Price, wherein the Title Company shall insure that title to the Premises is vested in Purchaser, subject only to those matters referred to in Schedule B attached hereto or such other matters as Purchaser shall accept.

                  (d) If, on or prior to the scheduled date of Closing, any of the conditions to Purchaser's obligation to close as set forth in Section 28(c) above shall remain unsatisfied, Purchaser shall give written notice to Seller of those conditions which remain unsatisfied, and Seller shall be entitled to adjourn the Closing as and to the extent provided in Article 14 hereof to attempt to satisfy such conditions.

                  (e) If, on the date of Closing (as it may have been adjourned in accordance with this Contract), any of the conditions to Purchaser's obligation to close as set forth in Section 28(c) above shall remain unsatisfied, and Purchaser shall not, on or prior to such date, give notice to Seller that Purchaser is willing to waive such condition(s) and proceed to Closing without abatement, credit against or reduction of the Purchase Price, Purchaser, by written notice given to Seller, may elect to terminate this Contract. If this Contract is so terminated, then (1) the Deposit shall be refunded to Purchaser and (2) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Contract.

            29. Further Assurances.

            The parties hereto each agree to act in good faith, to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Contract), and to correct such errors, omissions or mistakes made by either party at or prior to the Closing and which may reasonably be requested from time to time, whether at or after the Closing, in furtherance of the purposes of this Contract, provided such documents are customarily delivered in real estate transactions in the City of New York, Borough of Manhattan or are otherwise required due to circumstances involved in the transaction contemplated hereunder and do not impose any material obligations upon any party hereunder except as set forth in this Contract. The provisions of this Article 29 shall survive the Closing.

            30. FIRPTA.

            (a) Seller represents that it is not a "foreign person", as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code, section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA").

            (b) At the closing, Seller shall deliver an affidavit to Purchaser, in a form complying with the provisions of FIRPTA, stating that Seller is not a foreign person for purposes of FIRPTA.

            31. Union Agreements.

            (a) Purchaser has been informed that Seller is or is obligated to become a signatory to the 1999 Commercial Building Agreement between Local 32B-32J Service Employees International Union, AFL-CIO and The Realty Advisory Board on Labor Relations, Inc. (collectively, the "Union Agreement"). On the Closing, Purchaser or Purchaser's designee (so long as such designee is a Permitted Purchaser Entity) shall assume any all obligations of Seller under the Union Agreement accruing from and after Closing and Purchaser hereby agrees to indemnify and hold harmless Seller, its constituent partners, employees, agents, representatives and affiliates, from any and all claims, costs, debts, damages, fees, wages or wage supplements incurred by Seller pursuant to the Union

Agreement , arising from Purchaser's or such designee's failure or refusal either to hire the employees previously employed at the Premises or to adopt and assume the Union Agreement. With respect to withdrawal liability, as the term is used under the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"),
(i) Purchaser shall indemnify and hold Seller free and harmless from and against all such withdrawal liability accruing as a result of occurrences at or after the Closing and (ii) Seller shall indemnify and hold Purchaser free and harmless from and against all such withdrawal liability accruing as a result of occurrences prior to the Closing.

            (b) With respect to the Union Agreement, (i) Purchaser hereby agrees to indemnify and hold harmless Seller, its constituent partners, employees, agents, representatives and affiliates, from any and all claims, costs, debts, damages, fees, including without limitation reasonable legal fees, wages or wage supplements incurred by Seller arising out of any default on the part of Purchaser to perform the covenants, terms and conditions thereof to be performed thereunder by Purchaser from and after the Closing and (ii) Seller hereby agrees to indemnify and hold harmless Purchaser, its constituent partners, employees, agents, representatives and affiliates, from any and all claims, costs, debts, damages, fees, including without limitation reasonable legal fees, wages or wage supplements incurred by Purchaser arising out of any default on the part of Seller to perform the covenants, terms and conditions thereof to be performed thereunder by Seller prior to the Closing.

            32. Miscellaneous.
                                                                              80

            (a) This Contract and the Schedules and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore or simultaneously had between the parties hereto are merged in and are contained in this Contract and said Schedules and Exhibits.

            (b) No provision of this Contract may be waived, changed, modified or discharged orally, except by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

            (c) The captions or Article titles contained in this Contract and the Index are for convenience and reference only and shall not be deemed a part of the content of this Contract.

            (d) This Contract shall be governed by and construed in accordance with the laws of the State of New York.

            (e) The terms "hereof," "herein," and "hereunder," and words of similar import, shall be construed to refer to this Contract as a whole, and not to any particular article or provisions, unless expressly so stated.

            (f)  The   Schedules   and  Exhibits   annexed   hereto  are  hereby
incorporated and made a part of this Contract.

            (g) All words or terms used in this Contract, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            (h) This Contract shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Article 23 hereof. None of the provisions of this Contract are intended to be, nor shall they be construed to be, for the benefit of any third party.

            (i) Purchaser covenants and agrees that in no event will Purchaser record, or cause to be recorded, this Contract or any memorandum hereof and that Purchaser's breach of this provision shall represent a default of the nature governed by Article 26 hereof and Seller shall have all of the rights and remedies provided under Article 26 including, without limitation, the option of terminating this Contract and retaining the Deposit as liquidated damages.

                  (j) Seller agrees to request an assignment of the present mortgage encumbering the Premises to Purchaser's lender, if any, which present mortgage is currently held by The Chase Manhattan Bank ("Chase"); it being agreed that while Seller shall exercise all reasonable efforts, Seller shall have no obligation, to cause Chase to honor such request, and Chase's failure to do so shall in no way diminish Purchaser's obligations to close title hereunder. The foregoing shall in no way limit the obligations of Seller under Article 18 hereof.

                  (k) Except as otherwise expressly provided in this Contract, no provision of this Contract (i.e., no representation, covenant, agreement or other obligation set forth in any provision of this Contract) shall survive the Closing (and, accordingly, no claim arising out of the same may be commenced after the Closing), and the delivery and acceptance of the Deed shall be deemed to be full performance and discharge of each such representation, covenant, agreement or other obligation.

            (l) In the event that either party hereto shall commence litigation against the other in connection herewith, the losing party in such action shall reimburse the prevailing party, and the prevailing party shall be entitled to collect from the losing party, the attorneys' fees and disbursements of the prevailing party in such action.

            (m) Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, in each case, whether or not heretofore disclosed to Purchaser, including interest, penalties and reasonable attorneys' fees and disbursements, incurred by Purchaser and resulting from claims for death, bodily injury or property damage arising out of acts or events relating to Seller or the Property that occur prior to the Closing. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and disbursements, incurred by Seller and resulting from claims for death, bodily injury or property damage arising out of acts or events relating to Purchaser or the Property that occur from and after Closing. The provisions of this paragraph shall survive the Closing.

                      [This page intentionally ended here]

         IN WITNESS WHEREOF, the parties hereto have duly executed this

Contract the day and year first above written.

                  SELLER:

                  INVESTMENT PROPERTIES ASSOCIATES, L.P.
                  a  limited partnership

                            By:/s/ Irving Schneider
                               ------------------------------------
                                  Irving Schneider, General Partner

                            By:   MINLYN INC., General Partner

                                  By:/s/Irving Schneider
                                     -----------------------------
                                  Irving Schneider, President

                            By:   SCOGBELL AG, INC., General Partner

                                  By:/s/Glen Siegel
                                     -----------------------------
                                             Name:
                                             Title: VP

        PURCHASER:

        1440 BROADWAY PARTNERS LLC

        By: MAX 1440 BROADWAY, LLC, Member

            By:/s/Adam Hochfelder
               -------------------------------
                   Name:  Adam Hochfelder
                   Title:   Manager

The undersigned acknowledges receipt of the Deposit referred to in Article 2(a)(i) and agrees to act as Escrow Agent in accordance with provisions of this
Contract:

STADTMAUER BAILKIN LLP

By: /s/Marshall J. Cohen
    -----------------------------
     Marshall J. Cohen, Esq.

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